UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 2, 2011

Buckeye Oil & Gas, Inc.
(Exact name of registrant as specified in its charter)

Florida	333-167917	27-2565276
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1376 Lead Hill Blvd, Suite 100, Roseville, CA	95747
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(916) 289-0434

Benefit Solutions Outsourcing, Corp.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5.    Corporate Governance and Management
Item 5.01 Changes in Control of Registrant

On June 2, 2011, Jamie Mills, the principal shareholder of Benefit Solutions Outsourcing Corp., a Florida corporation (the "Company"), entered into a Stock Purchase Agreement which provided for the sale of his 38,000,000 shares of common stock of the Company (the “Shares”) to Ravi Dhaddey (who purchased 32,900,000 of the Shares) and Pol Brisset (who purchased 5,100,000 of the Shares). The consideration paid for the Shares, which represent 65.07% of the issued and outstanding share capital of the Company on a fully-diluted basis, was $352,941.  Messrs. Dhaddey and Brisset used their personal funds to purchase the Shares. In connection with such purchase, Mr. Mills cancelled the other 115,000,000 shares in the Company which he had owned.

There are no arrangements or understandings among members of both the former and new control person and their respective associates with respect to the election of directors of the Company or other matters, other than the resignation by Mr. Mills as the sole officer and director of the Company simultaneous with the sale of the Shares to Messrs. Dhaddey and Brisset and the appointment of Messr. Brisset and Dhinsa as directors in lieu of Mr. Mills.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of June 2, 2011, in connection with the acquisition of the Shares, Pol Brisset and Manny Dhinsa were appointed as directors of the Company upon the resignation of Jamie Mills from his positions as the sole officer and director of the Company. The Board of Directors of the Company elected Pol Brisset as President, Chief Executive Officer, Chief Financial Officer and Treasurer and a director of the Company and Manny Dhinsa as Secretary and a director.

There is currently no arrangement or agreement regarding the compensation of either Mr. Brisset or Dhinsa with respect to serving as officers and directors of the Company.

Mr. Pol Brisset, age 36, has been the owner of a privately-owned beverage business in Calgary since 2010.  From 2005 to 2009 he was the Director of Business Development for Western Canada for Heineken.  Mr. Brisset is fluent in English and French and received his Bachelor of Business degree from the University of Quebec at Montreal and completed his Masters of Business Administration (MBA) in 2008 at the University of Calgary.

Mr. Manny Dhinsa, age 40, is a petroleum geologist who has been working in the Alberta oil patch for more than a decade. Since 2010 he has been an independent consultant working as a primary geological supervisor in Alberta for a major oil and gas company utilizing the latest technologies for enhanced oil recovery.  From 2005 to 2010 he was the President and CEO of Strata Oil & Gas, Inc., a publicly traded junior oil and gas exploration company.   Mr. Dhinsa graduated from the University of Alberta with a Bachelor of Science degree in geology.

Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Document

10.1	Stock Purchase Agreement dated June 2, 2011 among Jamie Mills, Ravi Dhaddey and Pol Brisset

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 7, 2011

BENEFIT SOLUTIONS OUTSOURCING CORP.

By:           /s/ Pol Brisset
Name:         Pol Brisset
Title:           President and Chief Executive Officer